SCHEDULE II
                            INFORMATION WITH RESPECT TO
                 TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)
                                      SHARES PURCHASED     AVERAGE
                        DATE              SOLD(-)          PRICE(2)
 COMMON STOCK-24/7 REAL MEDIA, INC.
          GABELLI SECURITIES, INC.
                       6/28/07           15,000-           11.7500
                       6/28/07            2,000-           11.7500
		  GABELLI ASSOCIATES FUND II
                       6/28/07           33,500-           11.7500
          	  GABELLI ASSOCIATES FUND
                       7/02/07           11,000            11.7300
                       6/29/07            8,064            11.7300
                       6/28/07          374,099-           11.7500
		  GABELLI ASSOCIATES LTD
                       7/02/07            9,000            11.7300
                       6/29/07            7,500            11.7300
                       6/28/07          337,249-           11.7500
	    MJG ASSOCIATES, INC.
          	  GABELLI PERFORMANCE PARTNERSHIP
                       6/28/07          200,000-           11.7500
          	  GABELLI INTERNATIONAL II LTD
                       6/28/07           10,000-           11.7500
          	  GABELLI INTERNATIONAL LTD
                       6/28/07          112,000-           11.7500
          GAMCO ASSET MANAGEMENT INC.
                       6/28/07          287,000-           11.7500
                       6/28/07          500,000-           11.7500
          GABELLI FUNDS, LLC.
              GABELLI SMALL CAP GROWTH FUND
                       6/28/07          800,000-           11.7500
              GABELLI DIVIDEND & INCOME TRUST
                       6/28/07          200,000-           11.7500
              THE GABELLI GLOBAL DEAL FUND
                       6/28/07          600,000-           11.7500
              GABELLI ABC FUND
                       6/28/07          500,000-           11.7500

(1) THE DISPOSITIONS ON 06/28/07 WERE IN CONNECTION WITH A
TENDER OFFER BY WPP GROUP PLC FOR ALL OF THE ISSUER'S SHARES.
UNDER THE TERMS OF THE TENDER OFFER, THE ISSUER'S
SHAREHOLDERS RECEIVED $11.75 IN CASH FOR EACH SHARE OF ISSUER'S
COMMON STOCK.  UNLESS OTHERWISE INDICATED, ALL OTHER TRANSACTIONS
WERE EFFECTED ON THE NASDAQ STOCK MARKET.

(2) PRICE EXCLUDES COMMISSION.